Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-8 to Form S-1 (No. 333-249556) pertaining to the 2020 Omnibus Incentive Plan of CuriosityStream Inc. of our report dated March 31, 2021, with respect to the consolidated financial statements of CuriosityStream Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Baltimore, Maryland
March 31, 2021